Exhibit (g)(8)

APPENDIX A TO THE

FEE SCHEDULE TO THE AMENDED AND RESTATED MASTER CUSTODIAN AGREEMENT DATED OCTOBER 17, 2008 BETWEEN

EACH REGISTERED INVESTMENT COMPANY IDENTIFIED AND

BROWN BROTHERS HARRIMAN & CO.

DATED AS OF MARCH 12, 2020

Deutsche DWS Global/International Fund, Inc.

DWS Emerging Markets Fixed Income Fund

DWS ESG Global Bond Fund

DWS ESG International Core Equity Fund

DWS Global Small Cap Fund

DWS International Growth Fund

DWS RREEF Global Infrastructure Fund

Deutsche DWS International Fund, Inc.

DWS CROCI® International Fund

DWS Emerging Markets Equity Fund

DWS Global Macro Fund

DWS Latin America Equity Fund

Deutsche DWS Securities Trust

DWS Enhanced Commodity Strategy Fund

DWS RREEF Global Real Estate Securities Fund

Deutsche DWS Variable Series I

DWS CROCI® International VIP

DWS Global Small Cap VIP

Deutsche DWS Variable Series II

DWS Global Equity VIP

DWS International Growth VIP

Cayman Commodity Fund II, Ltd.

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON THIS APPENDIX A

By: /s/ Eruch A. Mody	By: /s/ John Millette
Name: Eruch A. Mody	Name: John Millette
Title: Senior Vice President	Title: Secretary